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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-3 of our report dated July 26, 1994, which includes an explanatory paragraph regarding three outstanding class action lawsuits, on our audits of the consolidated financial statements of International Rectifier Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Los Angeles, California
October 27, 1994